Exhibit 99.1

PRESS RELEASE

Reviva Pharmaceuticals Holdings, Inc. Reports 2020 Financial Results and Provides Corporate Update

-Closed Merger with Tenzing Acquisition Corp and publicly listed on
NASDAQ Capital Market-

-Plans to initiate a pivotal Phase 3 trial in schizophrenia in mid-2021, assuming fundraising goals achieved-

Cupertino, Calif., March 22, 2021 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (along with its subsidiaries, “Reviva” or the “Company”), a clinical-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), cardiovascular, metabolic, and inflammatory diseases, today announced its financial results for 2020 and provided a corporate update.

“We are thrilled to enter this new year as a public company following the recent close of our merger in December. Following our listing on the NASDAQ Capital Market, we believe our interactions with the investor community and strategic alliances have gained significant momentum. This inflection point represents the progress we have made with our innovative pipeline,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “We continue to drive forward with our lead asset, brilaroxazine (RP5063), as our primary focus is to complete the clinical development of brilaroxazine for the treatment of acute and maintenance schizophrenia. With the previous successful completion of our Phase 2 trial in patients with acute schizophrenia, we are excited at the prospect of bringing brilaroxazine into a Phase 3 clinical trial in mid-2021, assuming the Company achieves its fundraising goals. We look forward to providing additional updates as we continue to drive further innovation in our pipeline and intend to advance our late-stage clinical programs.”

2020 Full Year Highlights and Recent Developments

Clinical Developments

Ready for Phase 3 study of brilaroxazine for patients with schizophrenia

Reviva previously completed a Phase 2 study of brilaroxazine in patients with acute schizophrenia and schizoaffective disorders. Brilaroxazine met its primary endpoint of reduction in PANSS total score and was well-tolerated. Reviva previously had a successful End-of-Phase 2 (EOP2) meeting with FDA and the agency agreed to consider granting brilaroxazine a “Superior Safety Label Claim” for the treatment of schizophrenia if there is a positive outcome on a relevant endpoint in a pivotal Phase 3 study in schizophrenia. Reviva is planning for a multi-center Phase 3 study of RP5063 that is expected to commence in mid-2021, assuming completion of the Company’s fundraising goals.

PRESS RELEASE

Prepared for Phase 2 studies of brilaroxazine for patients with pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF)

Reviva has been granted Orphan Drug Designation for brilaroxazine for the treatment of PAH and IPF. The FDA has also previously reviewed and provided guidance on the Phase 2/3 clinical development of RP5063 and a potential Disease Modifying Agent label.

Extensive Intellectual Property

Reviva owns an extensive patent portfolio that includes issued patents and pending patent applications covering compositions of matter and methods of use of our product candidates RP5063 and RP1208, as well as related compounds. Our robust portfolio consists of 60 granted patents and 22 pending patent applications in the United States and in foreign countries as of December 31, 2020.

Enhanced Financial Profile

Tenzing Acquisition Corp Merger Agreement

In December 2020, Reviva closed a merger with Tenzing Acquisition Corp., a special purpose acquisition company. Common stock of the merged company commenced trading on the NASDAQ Capital Market under the new ticker symbol “RVPH” as of December 15, 2020.

Expanded Leadership Team

In October 2020, Reviva appointed Narayan Prabhu as Chief Financial Officer. Mr. Prabhu brings over 20 years of finance leadership and experience in biotechnology and information technology at both Fortune 500 companies and early-stage ventures. Prior to Reviva, he served as the Chief Financial Officer at Sony Biotechnology, a biotechnology company focused on reagents, flow cytometry, and spectral imaging for advanced biomedical and immunotherapy research. Mr. Prabhu received his B.S. in Accounting & Finance from Indiana University at Bloomington - Kelley School of Business and MBA from the University of California at Berkeley - Haas School of Business.

Board of Advisors

-	Daphne Karydas – Strategic Finance and Business Development
-	John Kane, MD – Neuropsychiatry - Schizophrenia, Bipolar and MDD
-	Leslie Citrome – Neuropsychiatry - Schizophrenia, Bipolar and MDD
-	Martin Kolb, MD, PhD – Pulmonary Medicine – Idiopathic pulmonary fibrosis (IPF)
-	Roham Zamanian, MD – Pulmonary Medicine – Pulmonary arterial hypertension (PAH)

Anticipated Events and Targeted Milestones for 2021

●	Meet with the FDA to discuss final study design of the Phase 3
●	Initiate Phase 3 Double-blind, Placebo-controlled, Multicenter Trial in 360 patients, assuming the Company achieves its fundraising goals
●	Pursue partnership and financing opportunities for the development of our pipeline
●	Evaluate grant and other non-dilutive financing opportunities for our product candidates from Federal and State Healthcare Agencies and Foundations

PRESS RELEASE

2020 Financial Results

The Company reported a net loss of approximately $3.8 million, or $1.24 per share, for the year ended December 31, 2020, compared to a net loss of approximately $847,000, or $0.31 per share, for the year ended December 31, 2019.

Net cash provided by financing activities in the year ended December 31, 2020 of $12.5 million primarily related to proceeds of $9.4 million from the close of the merger and $3.1 million from the issuance of convertible promissory notes.

As of December 31, 2020, the Company’s cash and cash equivalents totaled approximately $8.8 million compared to approximately $193 as of December 31, 2019.

Reviva believes that based on the current operating plan and financial resources, the Company’s cash and cash equivalents at December 31, 2020 will be sufficient to cover general operating expenses through 2021.

About Reviva

Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory and metabolic diseases. Reviva’s pipeline currently includes two drug candidates, RP5063 (brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and R1208 in the United States (U.S.), Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines and expenses, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

PRESS RELEASE

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com